UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 21, 2013, Tornier N.V. (“Tornier”) issued a press release announcing its consolidated financial results for the fourth quarter and year ended December 30, 2012. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

To supplement Tornier’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), Tornier uses the following non-GAAP financial measures, several of which are included in Tornier’s press release:

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revenues on a constant currency basis, which remove the impact of changes in foreign currency exchange rates, and are calculated by translating current period results at prior period average foreign currency exchange rates;

•	EBITDA, which represents net loss before interest income and expense, income tax expense and benefit, depreciation and amortization;

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adjusted EBITDA, which gives further effect to, among other things, non-operating income and expense, foreign currency transaction gains and losses, share-based compensation, loss on extinguishment of debt, amortization of the inventory step-up from acquisitions, inventory product rationalization charges due to acquisition, tax benefit from reversal of valuation allowance and special charges including facilities consolidation charges, acquisition and integration costs, intangible impairments recorded due to acquisition, distribution channel transition costs, management exit costs, bad debt expense charges in Italy and certain other items that affect the comparability and trend of Tornier’s operating results;

•	adjusted EBITDA margin, which represents adjusted EBITDA divided by revenues as reported

•

adjusted net loss, which represents net loss, as reported, excluding loss on extinguishment of debt, amortization of the inventory step up from acquisitions, inventory product rationalization charges due to acquisition, tax benefit from reversal of valuation allowance, special charges as described above, and certain other items that affect the comparability and trend of Tornier’s operating results;

•

adjusted net loss per share, which represents net income (loss) per share excluding loss on extinguishment of debt, amortization of the inventory step-up from acquisition, inventory product rationalization charges due to acquisition, tax benefit from reversal of valuation allowance, special charges as described above and certain other items that affect the comparability and trend of Tornier’s operating results;

•

free cash flow, which represents net cash provided by (used in) operating activities, less instrument investments, plant, property and equipment investments, and cash payments related to our facilities consolidation, as adjusted for changes to foreign currency exchange rates;

•	adjusted gross margin, which represents gross margin, as adjusted for inventory step-up due to acquisition and product rationalization due to acquisition; and

•	adjusted gross margin percentage, which represents adjusted gross margin as a percentage of revenues on a constant currency basis.

Tornier believes the non-GAAP financial measures described above and used by Tornier provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue; EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

All of the non-GAAP financial measures used in Tornier’s press release are reconciled to the most directly comparable GAAP measure in the press release.

Tornier’s press release also includes certain pro forma revenue data. Tornier uses pro forma data to evaluate performance when certain acquisitions or dispositions occur. Historical data reflects results of acquired businesses only after the acquisition dates while pro forma data enhances comparability of financial information between periods by adjusting the data as if the acquisitions or dispositions occurred at the beginning of the preceding year.

Tornier is furnishing the information contained in this Item 2.02 of this report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the United States Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this Item 2.02 of this report, including Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 12, 2012, the board of directors of Tornier appointed David H. Mowry as Interim President and Chief Executive Officer of Tornier. On February 21, 2013, Tornier announced that Mr. Mowry has been appointed President and Chief Executive Officer of Tornier on a non-interim basis. A copy of the press release announcing the appointment of Mr. Mowry as President and Chief Executive Officer of Tornier is attached as Exhibit 99.2 to this report.

Mr. Mowry, age 50, joined Tornier in July 2011 as Chief Operating Officer and was appointed Interim President and Chief Executive Officer on November 12, 2012. Effective as of February 21, 2013, Mr. Mowry was appointed President and Chief Executive Officer of Tornier on a non-interim basis. Mr. Mowry has over 23 years of experience in the medical device industry. Prior to joining Tornier, Mr. Mowry served from July 2010 to July 2011 as President of the Global Neurovascular Division of Covidien plc, a global provider of healthcare products. From January 2010 to July 2010, Mr. Mowry served as Senior Vice President and President, Worldwide Neurovascular of ev3 Inc., a global endovascular device company acquired by a wholly owned subsidiary of Covidien Group S.a.r.l in July 2010. From August 2007 to January 2010, Mr. Mowry served as Senior Vice President of Worldwide Operations of ev3. Prior to this position, Mr. Mowry was Vice President of Operations for ev3 Neurovascular from November 2006 to October 2007. Before joining ev3, Mr. Mowry served as Vice President of Operations and Logistics at the Zimmer Spine division of Zimmer Holdings Inc., a reconstructive and spinal implants, trauma and related orthopaedic surgical products company, from February 2002 to November 2006. Prior to Zimmer, Mr. Mowry was President and Chief Operating Officer of HeartStent Corp., a medical device company. Mr. Mowry is a graduate of the United States Military Academy in West Point, New York with a degree in Engineering and Mathematics.

In connection with Mr. Mowry’s appointment as President and Chief Executive Officer of Tornier on a non-interim basis, Tornier’s U.S. operating subsidiary, Tornier, Inc. (“Tornier USA”), and Mr. Mowry entered into an amended and restated employment agreement, which provides for the following, among other things:

•	an increase in Mr. Mowry’s annual base salary to $450,000;

•	an increase in Mr. Mowry’s target bonus percentage to 80% of his annual base salary; and

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the grant of an option to purchase 17,466 Tornier ordinary shares and a stock grant in the form of a restricted stock unit representing 7,982 Tornier ordinary shares under the Tornier N.V. 2010 Incentive Plan, which grants will be effective as of February 26, 2013 and will vest in accordance with Tornier’s four-year standard vesting for such awards.

Additional information regarding Mr. Mowry, including agreements and compensation arrangements between Mr. Mowry and Tornier, can be found in Tornier’s most recent definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2012.

The foregoing description of the amended and restated employment agreement between Tornier USA and Mr. Mowry is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement effective as of February 21, 2013 between Tornier, Inc. and David H. Mowry (filed herewith)

99.1	Press Release announcing Tornier’s Consolidated Financial Results for the Fourth Quarter and Year ended December 30, 2012 issued February 21, 2013 (furnished herewith)

99.2	Press Release announcing Appointment of David H. Mowry as President and Chief Executive Officer issued February 21, 2013 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2013	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Amended and Restated Employment Agreement effective as of February 21, 2013 between Tornier, Inc. and David H. Mowry	Filed herewith

99.1	Press Release announcing Tornier’s Consolidated Financial Results for the Fourth Quarter and Year ended December 30, 2012 issued February 21, 2013	Furnished herewith

99.2	Press Release announcing Appointment of David H. Mowry as President and Chief Executive Officer issued February 21, 2013	Furnished herewith